FOURTEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Amendment, dated as of September 17, 2007, is made by and among SANZ INC., formerly known as Storage Area Networks, Inc., a Colorado corporation (“SANZ” or a “Borrower”), SOLUNET STORAGE, INC., a Delaware corporation (“Solunet” or a “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its WELLS FARGO BUSINESS CREDIT operating division.

Recitals

The Borrowers and the Lender are parties to a Credit and Security Agreement dated as of May 31, 2001, as amended by (i) the First Amendment to Credit and Security Agreement and Waiver of Defaults dated as of January 17, 2002; (ii) the Second Amendment to Credit and Security Agreement dated as of July 1, 2002; (iii) the Third Amendment to Credit and Security Agreement dated as of August 15, 2002; (iv) the Fourth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of March 31, 2003; (v) the Fifth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of September 22, 2003; (vi) the Sixth Amendment to Credit and Security Agreement dated as of February 12, 2004; (vii) the Seventh Amendment to Credit and Security Agreement and Waiver of Defaults dated as of September 3, 2004; (viii) the Eighth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of October 29, 2004; (ix) the Ninth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of March 29, 2005; (x) the Tenth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of November 11, 2005; (xi) the Eleventh Amendment to Credit and Security Agreement and Waiver of Defaults dated as of April 17, 2006; (xii) the Twelfth Amendment to Credit and Security Agreement dated as of April 2, 2007; and (xiii) the Thirteenth Amendment to Credit and Security Agreement dated as of August 6, 2007 (as so amended, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending as the case may be, the following definitions:

“Book Net Worth” means the aggregate of the common and preferred stockholders’ equity in the Borrower, determined in accordance with GAAP, and calculated without regard to (i) any change in the valuation of goodwill made in accordance with FASB Accounting Standard 142, (ii) any non-cash effects of accounting for stock based compensation in accordance with FASB pronouncement SFAS 123(r), and (iii) for the fiscal year ending December 31, 2007, any non-cash asset impairment charges in accordance with FASB pronouncement SFAS 86 and SFAS 144 related to the sale of EarthWhere Division.

“Eligible Accounts” means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

(i) That portion of Accounts, other than Lockheed Martin Corp. and Hewlett Packard Co., unpaid 90 days or more after the invoice date, and that portion of Accounts owed by Lockheed Martin Corp. and Hewlett Packard Co. unpaid 120 days or more after the invoice date;

(ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

(iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

(iv) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts (i) that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws and (ii) that portion of Accounts, not older than 15 business days after the invoice date, owed by the U.S. Government which are not secured by an assignment of claims to the Lender, for which the Borrower has provided evidence satisfactory to the Lender that the assignment of claims has been properly submitted;

(v) Accounts owed by an account debtor located outside the United States or Canada which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender’s possession and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

(vi) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

(vii) Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of the Borrower;

(viii) Accounts not subject to a duly perfected security interest in the Lender’s favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond;

(ix) That portion of Accounts that has been restructured, extended, amended or modified;

(x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

(xi) Accounts owed by an account debtor, other than Lockheed Martin Corp. and Hewlett Packard Co., regardless of whether otherwise eligible, if 20% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

(xii) Accounts owed by an account debtor, other than the U.S. Department of Defense (U.S. Department of Navy, U.S. Marine Corp., Defense Logistic Agency, etc.), All Points Logistics, CB Richard Ellis Group, Inc. and Northrop Grumman, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds 15% of the aggregate of all Accounts;

(xiii) Accounts owed by account debtors, including without limitation Storage Tek and United Space Alliance, pursuant to a maintenance contract or similar type of agreement;

(xiv) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion;

(xv) Accounts owed by Lockheed Martin Corp. and Hewlett Packard Co., regardless of whether otherwise eligible, if 50% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

(xvi) Accounts owed by the U.S. Department of Defense (U.S. Department of Navy, U.S. Marine Corp., Defense Logistic Agency, etc.), regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds the lesser of $6,000,000 or 60% of the aggregate amount all Accounts;

(xvii) Accounts owed by All Points Logistics, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds 20% of the aggregate amount of all Accounts;

(xviii) Accounts owed by CB Richard Ellis Group, Inc., regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds 30% of the aggregate amount of all Accounts; and

(xix) Accounts owed by Northrop Grumman, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds 25% of the aggregate amount of all Accounts.

“Net Income” means fiscal year-to-date before-tax net income from continuing operations, as determined in accordance with GAAP, but excluding (i) any extraordinary gains as determined in accordance with GAAP, (ii) any change in the valuation of goodwill made in accordance with FASB Accounting Standard 142, (iii) any non-cash effects of accounting for stock based compensation in accordance with FASB pronouncement SFAS 123(r), and (iv) for the fiscal year ending December 31, 2007, any non-cash asset impairment charges in accordance with FASB pronouncement SFAS 86 and SFAS 144 related to the sale of EarthWhere Division.

“SANZ Borrowing Base” means, at any time and subject to change from time to time in the Lender’s sole discretion, the lesser of:

(a) the Maximum Line; or

(b) the sum of:

(i) 85% of SANZ Eligible Accounts, plus

(ii) the lesser of (A) 80% of Accounts owed by the U.S. Government which are not SANZ Eligible Accounts because they do not meet the requirements of paragraph (iv) in the definition thereof or (B) $500,000, plus

(iii) the lesser of (A) 50% of Accounts (which are not otherwise ineligible) owed by account debtors to SANZ pursuant to a maintenance contract or similar type of agreement or (B) $1,000,000 less the outstanding principal balance of the Solunet Revolving Note advanced to Solunet based on Accounts (which are not otherwise ineligible) owed by account debtors to Solunet pursuant to a maintenance contract or similar type of agreement, less

(iv) the Wells Fargo Obligations Reserve, less

(v) the Rebate Reserve.

“Solunet Borrowing Base” means, at any time and subject to change from time to time in the Lender’s sole discretion, the lesser of:

(a) the Maximum Line; or

(b) the sum of:

(i) 85% of Solunet Eligible Accounts, plus

(ii) the lesser of (A) 80% of Accounts owed by the U.S. Government which are not Solunet Eligible Accounts because they do not meet the requirements of paragraph (iv) in the definition thereof or (B) $500,000, less

(iii) the lesser of (A) 50% of Accounts (which are not otherwise ineligible) owed by account debtors to Solunet pursuant to a maintenance contract or similar type of agreement or (B) $1,000,000 less the outstanding principal balance of the SANZ Revolving Note advanced to SANZ based on Accounts (which are not otherwise ineligible) owed by account debtors to SANZ pursuant to a maintenance contract or similar type of agreement, less

(iv) the Wells Fargo Obligations Reserve, less

(v) the Rebate Reserve.

2. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance thereunder.

3. Accommodation Fee. The Borrowers shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $7,500 in consideration of the Lender’s execution and delivery of this Amendment.

4. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) The Acknowledgment and Agreement of Guarantor and the Acknowledgment and Agreement of Subordinated Creditor set forth at the end of this Amendment, duly executed by the Guarantor and the Subordinated Creditor.

(b) Payment of the fee described in Paragraph 3.

(c) Such other matters as the Lender may require.

5. Representations and Warranties. Each Borrower hereby represents and warrants to the Lender as follows:

(a) Each Borrower has all requisite corporate power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by each Borrower of this Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to either Borrower, or the articles of incorporation or by-laws of either Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which either Borrower is a party or by which either Borrower or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

7. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

8. Release. Each Borrower, and the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, and the Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower or such Guarantor or such Subordinated Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9. Costs and Expenses. Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by such Borrower, make a loan to such Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 3 hereof.

10. Joint and Several Liability. All obligations of SANZ and Solunet under this Amendment shall be joint and several. All references to the term “Borrower” herein shall refer to each of them separately and to both or all of them jointly and each such Person shall be bound both severally and jointly with the other. Each of SANZ and Solunet is responsible for all of the Borrower obligations under this Amendment. Notices from the Lender to either Borrower shall constitute notice to both. Directions, instructions, representations, warranties or covenants made by either Borrower to the Lender shall be binding on both.

11. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantor and the Acknowledgment and Agreement of Subordinated Creditor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its WELLS FARGO BUSINESS CREDIT operating division		SANZ INC.

By:	/s/ Aida M. Sunglao-Canlas	By:	/s/ Todd A. Oseth
	Name: Aida M. Sunglao-Canlas		Name: Todd A. Oseth
	Its: Vice President		Its: President

SOLUNET STORAGE, INC.

By:	/s/ David Rosenthal
Name: David Rosenthal
Its: Chief Financial Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of SANZ Inc., formerly known as Storage Area Networks, Inc. (“SANZ”), to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, pursuant to a separate Guaranty dated as of May 31, 2001 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) agrees and acknowledges that the Guaranty extends to the obligations of Solunet to the Lender to the same extent, in the same manner and on the same terms as to SANZ; (iii) consents to the terms (including without limitation the release set forth in Paragraph 8 of the Amendment) and execution thereof; (iv) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (v) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

SAN HOLDINGS, INC.

By:	/s/ Todd A. Oseth
Name: Todd A. Oseth
Its: President

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITOR

The undersigned, a subordinated creditor of SANZ Inc., formerly known as Storage Area Networks, Inc. (the “Borrower”), to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, pursuant to a Subordination Agreement dated as of January 17, 2002 (the “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 8 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under its Subordination Agreement.

SAN HOLDINGS, INC.

By:	/s/ Todd A. Oseth
Name: Todd A. Oseth
Its: President